Exhibit 10.6

SKYX Platforms Corp. dba SKYX Technologies 2855 W. McNab Road Pompano Beach, FL 33069

March 29, 2024

Mihran Berejikian	Nancy Berejikian

Michael Lack

Re:	Deferred Payment Under Stock Purchase Agreement

Dear Mihran, Nancy and Mike,

This letter agreement (this “Letter”) sets forth the mutual agreement between SKYX Platforms Corp. (“SKYX”) and Mihran Berejikian, Nancy Berejikian and Michael Lack (the “Sellers”) concerning the matters set forth below. Reference is hereby made to that certain Stock Purchase Agreement, dated as of February 6, 2023, and the First Amendment to Stock Purchase Agreement, dated as of on April 28, 2023, between SKYX and the Sellers (collectively, as amended and supplemented, the “Purchase Agreement”). Capitalized terms used and not defined in this Letter have the respective meanings assigned to them in the Purchase Agreement.

SKYX and the Sellers desire to enter into this Letter to memorialize certain agreements between the parties, as more specifically set forth herein. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Payment of Management Team Bonuses. SKYX shall make payment of the compensatory bonuses set forth in Schedule 7.13 of the Purchase Agreement on the Deferred Payment Date in accordance with Section 7.13 of the Purchase Agreement.

2. Payment of Deferred Equity Consideration. SKYX shall issue the Deferred Equity Consideration due to Sellers on the Deferred Payment Date, in accordance with Section 2.6 of the Purchase Agreement.

3. Payment of the Cash Component of the Deferred Payment. In substitution of payment of the cash component of the Deferred Payment, SKYX shall issue, and the Sellers each agree to accept, a Convertible Promissory Note, in the form attached hereto as Exhibit A (the “Note”) to each of the Sellers, in full satisfaction of the cash component of the Deferred Payment under Section 2.6 of the Purchase Agreement. The principal balance of each Note shall equal USD $1,039,303.

4. Release of Escrow. The parties agree to accelerate the Escrow Release Date under Section 6.7 of the Purchase Agreement to the Deferred Payment Date, and SKYX shall authorize the release of the balance on the Deferred Payment Date.

5. Survival of Certain Representations and Warranties. The parties agree that the representations and warranties set forth in Section 6.1(a) of the Purchase Agreement shall remain in full force and effect through the Deferred Payment Date, after which time such representations and warranties shall terminate and no longer be in full force and effect.

6. Performance Bonus. SKYX shall pay to each of Mihran Berejikian and Michael Lack a bonus in cash equal to Thirty-One Thousand US Dollars (USD $31,000), payable on May 16, 2024.

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7. Seller’s Attorneys’ Fees. SKYX agrees to pay up to $15,000 of the attorneys’ fees and costs incurred by Sellers in the preparation and execution of this Letter and the Note.

8. Limited Effect. Except as expressly provided in this Letter Agreement, all of the terms and provisions of the Purchase Agreement are and will remain in force, and this Letter shall not be deemed to modify, extend or otherwise alter the parties’ rights or obligations, including any survival periods for representations or warranties, under the Purchase Agreement.

9. Miscellaneous.

(a) Governing Law. This Letter Agreement shall be governed shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

(b) Binding Agreement. This Letter, together with the Purchase Agreement and the Note once delivered, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

(c) Counterparts. This Letter may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Electronic signatures and signed counterparts delivered by facsimile, PDF or other electronic means will have the same validity as original signed counterparts delivered manually.

[Signature Page Follows]

SKYX Platforms Corp.

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Please indicate your agreement to the foregoing by signing a copy of this Letter where indicated below and returning it to SKYX, whereupon this Letter will constitute a binding agreement between the parties hereto effective as of the date first set forth above.

Sincerely,

/s/ Leonard J. Sokolow
Leonard J. Sokolow
Co-Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED BY:

/s/ Mihran Berejikian
Mihran Berejikian

/s/ Nancy Berejikian
Nancy Berejikian

/s/ Michael Lack
Michael Lack

SKYX Platforms Corp.

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EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SKYX PLATFORMS CORP.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, SKYX Platforms Corp., a Florida corporation (the “Company”), hereby unconditionally promises to pay to the order of [_____] (the “Holder”) the principal amount of USD $1,039,303 (the “Principal Amount”), together with all accrued interest thereon, as provided in this Convertible Promissory Note (this “Note”).

This Note is issued on March 29, 2024 (the “Effective Date”) in satisfaction of certain of Company’s payment obligations pursuant to the Stock Purchase Agreement, dated as of February 6, 2023, and the First Amendment to Stock Purchase Agreement, dated as of on April 28, 2023 (collectively, as amended and supplemented, the “Purchase Agreement”). Specifically, the Principal Amount represents the entire cash component of the Deferred Payment under the Purchase Agreement payable to the Holder on the Deferred Payment Date, which the parties intend to satisfy by delivery of this Note by the Company to the Holder. Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Principal and Interest.

(a) Unless sooner converted in accordance with Section 2, the Principal Amount of this Note and all interest accrued thereon is due and payable on May 16, 2025 (the “Maturity Date”). Upon payment in full of the Principal Amount, or conversion of this Note pursuant to the terms hereof, this Note shall be surrendered to the Company for cancellation.

(b) The Principal Amount outstanding under this Note shall bear interest at a rate of ten percent (10%) per annum (the “Interest Rate”), beginning on the Deferred Payment Date. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. For any portion of the Principal Amount that is repaid, interest shall not accrue on such portion as of the date on which such payment is made.

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(c) If at any time the Interest Rate payable on this Note shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

2. Conversion.

(a) This Note shall be convertible into shares of the Company’s common stock (“Common Stock”) in the discretion of the Holder prior to or on the Maturity Date and shall convert into that number of Common Stock as shall equal (i) the Principal Amount of the Note outstanding divided by (ii) USD $3.00.

(b) Subject to the Share Cap (defined below) and subsection 2(c) below, the Holder shall effect a conversion of this Note by delivering to the Company the form of Notice of Conversion attached hereto signed by the Holder. Upon conversion of the Note, the outstanding Principal Amount shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the Holder notify the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable, but in any event within ten (10) days after such delivery, or such agreement and indemnification, issue and deliver at such office to such Holder of such Note, a certificate or certificates (or electronic book-entry statements) for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing conversion. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record Holder of such securities on such date.

(c) In no event shall the aggregate number of shares of Common Stock deliverable pursuant to this Note, combined with the shares of Common Stock deliverable pursuant to (i) the Purchase Agreement, (ii) certain promissory notes issued by the Company on February 6, 2023 and March 29, 2023 in connection with financing the acquisition of Belami, Inc., (iii) the convertible promissory notes issued by the Company to the other Sellers under the Purchase Agreement on the date hereof, and (iv) any other shares issuable in connection with such acquisition, exceed 19.99% of the Common Stock of the Company that was outstanding on the date of the Purchase Agreement (the “Share Cap”). If the number of shares of Common Stock deliverable upon a conversion of the Principal Amount and interest of this Note would result in the issuance of shares of Common Stock in excess of the Share Cap, the Company will issue the maximum number of shares of Common Stock under such Share Cap, and pay any excess balance of the Principal Amount and interest when due under this Note.

(d) If the number of authorized shares of the Company’s common stock is not sufficient to effect the conversion of this Note, the Company will use all commercially reasonable efforts to effect such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of equity securities issuable upon conversion of this Note as shall be sufficient for such purpose.

3. Payment.

(a) All payments of principal and interest hereunder shall be made in US dollars on the date on which such payment is due, in accordance with the Holder’s written instructions. Such payments shall be made by wire transfer of immediately available funds to the Holder’s accounts at banks specified by the Holder in writing to the Company from time to time. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension.

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(b) The Holder hereby accepts this Note in substitution of, and in satisfaction of, their right to receive payment of the Deferred Payment in cash pursuant to Section 2.6 of the Purchase Agreement. A breach under this Note by the Company shall constitute a breach to make the Deferred Payment to the Holder under Section 2.6 the Purchase Agreement.

(c) The Company shall have no right to offset amounts due hereunder against any other rights to receive payment from the Holder pursuant to the Purchase Agreement.

4. Default. This Note shall, at the option of the Holder, become immediately due and payable, and until paid in full, shall bear interest on the outstanding balance of principal at the annual rate of fifteen percent (15%), upon written notice from the Holder to the Company upon the occurrence and during the continuance of any of the following events (each an “Event of Default”), except that in the case of an Event of Default described in Section 5(d) or (e) such acceleration shall be automatic and not require any notice:

(a) failure to make any payment of principal or interest when due, which failure has continued for a period of thirty (30) calendar days after written notice thereof shall have been received by the Company from the Holder hereof;

(b) default in the payment or performance of any obligation or covenant of the Company contained in this Note or the Purchase Agreement, or a breach of a representation or warranty in this Note or the Purchase Agreement, and such default or breach shall continue for a period of thirty (30) calendar days after written notice of such default or breach shall have been received by the Company from the Holder hereof;

(c) a sale or transfer of fifty-one percent (51%) or more of the voting control of Belami, Inc. by the Company to any person or entity other than the Company, an employee benefit plan maintained by the Company, or any person or entity of which a majority of its voting power or equity interest is owned directly or indirectly by the Company;

(d) if the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties; or

(e) if within sixty (60) days after the commencement of any proceedings against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated.

5. Representations and Warranties. The Company and Holders represent and warrant to each other that it has the requisite power and authority to execute, deliver, and perform its obligations under this Note and that it has duly executed and delivered this Note.

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6. Prepayment. The Company may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the Principal Amount to be prepaid together with accrued interest thereon to the date of prepayment.

7. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a)	If to the Company:

SKYX Platforms Corp.
2855 W. McNab Road
Pompano Beach, Florida 33069
Attention: General Counsel
Email: legal@skyiot.com

(b)	If to the Holder:

_______________

_______________

Email: __________

8. Governing Law; Jurisdiction. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Florida. The Company irrevocably and unconditionally agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the state or federal courts located in the State of Florida.

9. Integration. This Note and the Purchase Agreement constitute the entire contract between the Company and the Holder with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

10. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Company and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11. Assignment. This Note may not be assigned, transferred, or negotiated by the Holder, in whole or in part, without the prior written consent of the Company.

12. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

13. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

[Signature Page Follows]

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WITNESS WHEREOF, the Company and the Holder have executed this Note as of the Effective Date.

SKYX PLATFORMS CORP.

By:
Name:	Leonard J. Sokolow
Title:	Co-Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED BY:

[__________]